Exhibit 99.1

STEVEN KING NAMED AS PROSPECTIVE CEO OF EDGEPOINT AI

Brings over 20 years of experience in drug development and pharmaceutical manufacturing, as well as Nasdaq listed public company experience

EdgePoint AI is to commercialize TrustPoint AI artificial intelligence driven vision fabric/blockchain technology for pharmaceutical manufacturing

Closing of $1 million Fall 2019 Debt Financing investment in Mateon led by certain industry leaders

AGOURA HILLS, Calif., Dec. 11, 2019 (GLOBE NEWSWIRE)—Mateon Therapeutics, Inc. (OTCQB:MATN)  (‘Mateon” or “the Company”) a biopharmaceutical company dedicated to the development of innovative treatments for cancer, announced today that they have established EdgePoint AI, as a division within Mateon, to develop and commercialize Mateon’s AI Vision Fabric for pharmaceutical manufacturing. EdgePoint AI will have exclusive rights to the Mateon AI Fabric technologies, including patents, knowhow, and Mateon AI Vision related to pharmaceutical development and manufacturing. The platform will be known as TrustPoint AI Vision Fabric. The Company expects to spin off EdgePoint AI in the near future as a dividend to Mateon shareholders.

The TrustPoint technology, is trained to automatically perform routine inspections that verify manual data documentation and digitally document the transfer/status change of materials using processes established by the manufacturer. The TrustPoint System with its machine vision AI functions will automate current manual entry processes while working within the manufacturer’s quality systems. The technology is expected to streamline manufacturing operations resulting in substantial manufacturing cost reductions while maintaining compliance. The machine generated data from TrustPoint will be stored in a blockchain ledger, to ensure data integrity, immutability and auditability. The platform has broad application potential across virtually all types of pharmaceutical manufacturing including biologics, cell and gene therapy, small molecule manufacturing, bulk drug substance, fill finish, packaging and labeling. This technology is already employed in the retail sector for tracking customer purchases and in the Transportation industry to monitor and detect potential failure points.

The overall pharmaceutical market is over a trillion dollar industry with growing concerns over data integrity/data manipulation/data falsification which has been detected in as high as 60% of manufacturing operations overseas and in the US that have been audited by the FDA. The pharmaceutical contract manufacturing industry alone is $70+B and represents only about 25% of the overall pharmaceutical manufacturing capacity. Pharmaceutical developers and manufacturers are expected to be under continued mounting pressure to reduce costs associated with drug development and commercial manufacturing while maintaining a high level of quality and compliance. In addition, there have been growing concerns over data integrity, data manipulation, and data falsification, requiring pharmaceutical developers and manufacturers to give immediate and strategic consideration to data integrity solutions that reduce costs while meeting regulatory expectations across all phases of drug development including manufacturing. The goal of EdgePoint is to apply machine Vision AI technology in pharmaceutical manufacturing whether it is in house manufacturing or outsourced contract manufacturing organization/contract development and manufacturing organization (CDMO) facilities.

“The potential of TrustPoint AI technology implementation is tremendous throughout GMP manufacturing operations and could have a significant impact on improving compliance while simultaneously reducing costs associated with pharmaceutical manufacturing which is good for pharmaceutical drug developers and the patients they seeking to help. The combination of Mateon’s AI vision platform, including its incredible energy efficiency, and blockchain to enhance data integrity, security and auditability is very attractive in an industry that is reliant on the quality of data associated with its drug development activities.” said Steven King, prospective CEO of EdgePoint AI. “Having a single product that can seamlessly resolve data integrity issues by addressing system and process inefficiencies directly is highly needed. I look forward to working with the established team at Mateon to advance the TrustPoint platform implementation and commercialization.”

“Simultaneously with this important milestone, we are pleased to announced the closing of our previously announced Fall 2019 Debt Financing investment in Mateon by certain industry leaders”, said Amit Shah, CFO for Mateon. “EdgePoint AI represents our initial effort at commercialization of our AI Fabric technology in drug development applications. The area of pharmaceutical manufacturing was particularly attractive because the Mateon AI Vision platform is already being used to record transactions in the retail space enabling us to move quickly into implementation and revenue generation.”

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Mateon/Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings.  The founding team members of Oncotelic were responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same founding team was responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com.

About EdgePoint AI

EdgePoint AI was established in order to advance the company’s revolutionary cluster-computer platform for AI that crunches machine learning models at a fraction of the power and budget of mainstream computing in pharmaceutical manufacturing. The company’s technology platform, called TrustPoint provides for an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for manufacturing where data integrity and security are of utmost importance. EdgePoint is composed of a team of executives with pharmaceutical drug development, GMP manufacturing and deep AI knowledge. The team includes Steven King who was the former CEO of Peregrine Pharmaceuticals, Inc. (NASDAQ) and its wholly-owned contract biomanufacturing subsidiary Avid Bioservices, Inc., for over 15 years, during which time the company advanced its lead compound through Phase 3 development, while growing revenues to over $55 million; Seasoned executive, Saran Saund who has been founder, CEO and GM at several startups and public companies for which he returned significant value to shareholders in his startups and chief technology officer; Burcak Beser who has been founder and CTO of several successful private and public companies with over 144 patents during his career.

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of the tumor microenvironment (TME).  Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG.  OT101, a first-in-class RNA therapeutic, is designed to abrogate the immunosuppressive actions of TGF-beta 2.  In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM.  Further development of OT-101 may offer renewed hope for salvage therapy of pediatric diffuse intrinsic pontine glioma (DIPG) patients who have this rare and fatal disease. The FDA granted Mateon rare pediatric disease designation for DIPG. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Statements concerning the anticipated completion of the proposed merger, the anticipated success of the PointR technology, or the benefits expected to be gained from the merger are all forward-looking statements.  Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements.  Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes.  These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings.  Forward-looking statements are based on expectations and assumptions as of the date of this press release.  Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com